UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2012

BankGuam Holding Company

(Exact name of registrant as specified in its charter)

Guam	000-54483	96-0002144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box BW Hagatna, Guam	96910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (671) 472-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 14, 2012, BankGuam Holding Company (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). As of the record date for the Annual Meeting, there were 8,778,697 shares entitled to vote on all matters presented to the Company’s stockholders at the Annual Meeting. Votes representing approximately 68.20% of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. The following are the voting results of each matter submitted to the Company’s stockholders at the Annual Meeting.

Proposal No. 1: Election of Directors

The stockholders elected each of the three (3) following Class I Directors to hold office for a term of three years:

Nominee	For	Withheld	Broker Non- Votes
William D. Leon Guerrero	5,983,144	48	203,049
Joseph Crisostomo	5,845,976	137,216	203,049
Dr. Luis G. Camacho	5,982,144	1,048	203,049

Proposal No. 2: Ratification Of Selection Of Independent Registered Public Accounting Firm

The stockholder ratified the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 with 5,963,687 shares voting in favor, 13,595 shares against and 5,910 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BankGuam Holding Company
(Registrant)

May 17, 2012	By:	/s/ William D. Leon Guerrero
William D. Leon Guerrero
Executive Vice President and Chief Operating Officer